                   LOOMIS SAYLES INVESTMENT GRADE BOND FUND
         DISTRIBUTION, REPURCHASE AND SHAREHOLDER SERVICING AGREEMENT

     This Distribution, Repurchase and Shareholder Servicing Agreement (the "Agreement") is made and entered into in Boston, Massachusetts as of ________________ , 1999 by and between Loomis Sayles Distributors, L.P. ("LSD"), a Delaware limited partnership, and _________________________________________, a
company organized under the laws of Japan and having its head office at
________________________________________________________________________________
____________ concerning the distribution and repurchase in Japan of the Class shares (the "Shares") of the Loomis Sayles __________________________________________ Fund (the "Fund").

     WHEREAS, Loomis Sayles Funds (the "Trust") has appointed LSD as its exclusive agent to sell and distribute the Shares, which are distributed by LSD and sold by the Fund at their net asset value plus a sales charge;

     WHEREAS, LSD and desire that participate as a selected dealer in the distribution of the Shares; and

     WHEREAS, pursuant to the Agent Company Agreement between  Securities Co.,
Ltd.  (    ) and the Fund dated ____________________________, 1999,  has been appointed the Agent Company for the Fund in Japan.

     NOW, THEREFORE, LSD and agree to the following terms and conditions:

1.   Distribution of Shares in Japan
     -------------------------------

     (a) will offer and sell Shares only at the public offering price which shall be currently in effect, in accordance with the terms of the Fund's then current Japanese Securities Registration Statements, including any amendments thereto (the "Securities Registration Statements") and the Japanese prospectus, including any amendments thereto (the "Japanese Prospectus"), both of which are based upon the Fund's then current U.S. prospectus and statement of additional information (the "U.S. Prospectus") as part of the initial or continuous public offering of the Shares in Japan (hereinafter referred to, each as the "Public Offering," and collectively as the "Public Offerings"). All orders are subject to acceptance by the Trust and become effective only upon confirmation by LSD to on behalf of the Trust.

     (b) is hereby authorized (i) to place orders through LSD with the Fund for Shares to be sold by the Fund to subject to the applicable terms and conditions of this Agreement and subject to the terms set forth in the Securities Registration Statements and the Japanese Prospectus, and (ii) to tender Shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in this Agreement, the Securities Registration Statements and the Japanese Prospectus.

     (c) may offer and sell in Japan any Shares so delivered to it, through Sales Handling Companies or otherwise, in any manner as may determine from time to time, provided that such manner is not inconsistent with or violative of the provisions of this Agreement, Japanese law, the rules of the Japan Securities Dealers Association (hereinafter referred to as "JSDA"), any applicable U.S. laws, rules or regulations, including regulations of NASD Regulation, Inc., or the Securities Registration Statements and the Japanese Prospectus. will furnish to each person to whom any such sale or offer is made a copy of the Japanese Prospectus. will use its best efforts in the development and promotion of sales of Shares and will be responsible for the proper instruction and training of all sales personnel employed by it.

     (d) It is agreed and understood that no Shares shall be offered or sold by under any of the provisions of this Agreement and no orders for the purchase of such Shares hereunder shall be forwarded by LSD to the Fund for acceptance if and so long as the effectiveness of the applicable Securities Registration Statement or any necessary amendments thereto shall be suspended under any of the provisions of the Securities and Exchange Law of Japan (Law No. 25, 1948, as amended), and if and so long as Shares and/or the Fund do not or cease to meet the requirements of the Standards of Selection of JSDA with respect to the qualification of foreign investment fund securities for distribution in Japan; provided, however that nothing contained in this sub-section (d) shall in any way restrict or be applied to or bear upon the Fund's obligation to repurchase Shares from any Shareholder in accordance with the procedures set forth in the Securities Registration Statement and the Japanese Prospectus.

     (e) LSD agrees immediately to notify of the non-acceptance or delay together with the reasons therefor, if the Fund does not (i) accept orders for the issue or order for repurchase of Shares immediately after receipt of such order, (ii) deliver Shares or the confirmation in writing in accordance with
Section 4 hereof or (iii) make payment for repurchase of Shares in accordance with Section 5 hereof.

     (f) shall not be obligated to sell or make arrangements for sale of any certain number of Shares in connection with any Public Offering.

     (g) LSD, as agent for the Fund, shall not accept from any conditional orders for Shares. Delivery of certificates, if any, for Shares purchased shall be made by a Fund only against receipt of the purchase price, and only upon request. If payment for the Shares purchased and all necessary applications and documents required by the applicable Fund or LSD are not received within three business days or such shorter time as may be required by law, the sale may be canceled forthwith without any responsibility or liability on LSD's part or on the part of the Fund (in which case will be responsible for any loss, including loss of profit, suffered by the Fund resulting from 's failure to make such payments or provide such documents), or, at LSD's option, LSD may cause the Shares ordered to be redeemed by the relevant Fund (in which case LSD and the Fund may hold responsible for any loss suffered by either of them in connection with or as a result of such redemption).

     (h) No person is authorized to make any representations concerning Shares except those contained in the Securities Registration Statements and the Japanese Prospectus. agrees not to use other advertising or sales material relating to the Funds, unless approved in writing by LSD in advance of such use. Any printed information furnished by LSD, other than the Securities Registration Statements, the Japanese Prospectus and the U.S. Prospectus and any periodic reports and proxy solicitation materials of the Trust, are LSD's sole responsibility and not the responsibility of the Trust, and agrees that the Trust shall have no liability or responsibility to in these respects unless expressly assumed in connection therewith.

2.   Offering
     --------

     The Public Offering shall be made only after the Fund shall have duly obtained any and all required approvals, licenses or registrations prior to such offerings under then applicable Japanese and U.S. laws and regulations.

3.   Payment and Delivery
     --------------------

     (a) With respect to Shares purchased by the investors in Japan, will pay or cause to be paid in U.S. Dollars the aggregate Sales Price of such Shares purchased by the investors in Japan. The certificates or confirmations in writing evidencing such Shares shall be received by or to the order of in exchange for the payment therefor.

     (b) The payment of the Sales Price in respect of the initial Public Offering (less any amount which is authorized to retain pursuant to Section 3(b) hereof) shall be made on ____________, 1999 (hereinafter referred to as the "Closing Date"). The payment of the Sales Price in respect of any other Public Offering (less any amount which is authorized to retain pursuant to Section 1(a) hereof) shall be made within three (3) days on which the New York Stock Exchange is open for trading ("Fund Business Days") counting from the day when the Fund accepts the relevant purchase order.

4.   Repurchase
     ----------

     (a) Any of the Shares, in full or fractional amounts, may be tendered for repurchase at any time, in accordance with the provisions of the Securities Registration Statements and the Japanese Prospectus.

     (b) When shall reasonably deem necessary, such suspension shall be publicized and notified in Japan by the Fund, at the expense of the Fund, through the Agent Company in Japan.

     (c) The Fund shall pay or cause to be paid to or to its order within at least three (3) Fund Business Days counting from and including the date of acceptance of any repurchase order by the Fund, the total amount of the repurchase price calculated as set forth in the Securities Registration Statements and the Japanese Prospectus.

5.   Shareholder Services
     --------------------

     (a) agrees to use its best efforts to make available, to its customers who from time to time beneficially own Shares in accounts for which is the dealer of record as reflected in the records of LSD ("Accounts"), such personal services and information as are customarily provided by full-service securities brokers to their customers with respect to such customers' investments in mutual funds for which such brokers are the dealers of record. In recognition of 's provision of such services to such customers of , LSD agrees, subject to the provisions of subsection (b) below, to pay, with respect to each calendar quarter during which this Agreement is in effect, a fee at the annual rate of _________%, applied to the average daily net asset value of all Shares that are held during such quarter by Accounts. Such fee will be accrued daily and paid no less often than quarterly by the 45th day of the subsequent calendar quarter. The annual rate at which fees are to be paid pursuant to this Section 6 is subject to change by LSD from time to time, upon 10 days' written notice, and any orders to purchase Shares that are received by the Trust after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of such order by the Funds. agrees that the Agent Company will retain _______% of the ___________% paid to under the Agreement.

     (b) acknowledges that LSD shall pay any compensation to described in subsection (a) above only out of such monies as may be received for such purpose by LSD from either the Fund or Loomis, Sayles & Company, L.P.; accordingly, any obligation of LSD to pay any such compensation shall not arise unless and until receipt by LSD from the Fund or Loomis, Sayles & Company, L.P. of monies intended to be used by LSD for such purpose and in amounts sufficient for such purpose.

6.   Expenses
     --------

     LSD shall pay or cause to be paid (by the Fund or otherwise) all of the following costs and expenses relating to the Shares:

           i. Costs and expenses of the preparation and printing of the Share certificates or confirmations in writing of Share transactions;

          ii. Costs and expenses of the preparation and printing, all in the Japanese language, of the Securities Registration Statements, securities report, annual reports, semi-annual reports and extraordinary reports to be filed with the Director of Kanto Local Finance Bureau of the Ministry of Finance ("MOF") of Japan pursuant to the Securities and Exchange Law of Japan, and the Registration Statement to be filed with the Commissioner of the Financial Supervisory Agency pursuant to the Law regarding Securities Investment Fund and Securities Investment Company;

         iii. Costs and expenses of the preparation and printing, in the Japanese language, of the Japanese Prospectus to be prepared under the applicable Japanese laws and regulations and/or the agreements and regulations of JSDA;

          iv. Costs and expenses of the preparation, printing and distribution, in the Japanese language, of the Fund's annual reports, semi-annual reports and other Fund documents required to be given to beneficial or record owners of Shares in Japan by law or which LSD agrees under this Agreement, and the Fund under the Agent Company Agreement between the Trust, on behalf of the Fund, and (the "Agent Agreement"), dated _____________________, to furnish to the beneficial holders of the Shares in Japan;

           v.  Fees and expenses of independent public accountants for the Fund;

          vi. Fees and expenses of legal counsel for the Fund in Japan or elsewhere;

         vii. Other costs and expenses of the preparation of documents as may be required under the applicable Japanese laws and regulations and the agreements and regulations of JSDA;

        viii. Costs and expenses of the printing and distribution to brokers and Sales Handling Companies in Japan of such copies of annual reports and other documents of the Fund, prepared in the Japanese language, for distribution to the investors in Japan as may reasonably be commercially used by;

          ix. Costs and expenses of the printing and distribution in Japan of such copies of the annual reports, semi-annual reports and other documents of the Fund prepared in the Japanese language for distribution to shareholders and brokers upon their request for informational purposes only, in an aggregate quantity not to exceed ________% of the number of beneficial holders in Japan of Shares registered in the name of.

7.   Representations, Warranties and Covenants of the Parties; Indemnification
     -------------------------------------------------------------------------

     (a) At all times when is distributing the Shares, LSD represents and warrants to, and covenants with that:

           i. LSD is a Delaware limited partnership and is duly registered with the U.S. Securities and Exchange Commission (the "SEC") as a broker-dealer.

          ii. The Fund is a series of a business trust duly created pursuant to the laws of The Commonwealth of Massachusetts and is being duly operated in accordance with applicable statutory and common law requirements.

         iii. The Trust is duly registered with the SEC as an open-ended management investment company under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"), and the Shares are duly registered with the SEC under the U.S. Securities Act of 1933, as amended, for offer and sale.

          iv. The Fund has full power and authority to conduct its business as described in the Securities Registration Statements, Japanese Prospectus, U.S. Prospectus and its Post-Effective Amendment filings made with the SEC, including, but not limited to, full power and authority to issue and sell the Shares and to take any other action and to do all acts necessary to fulfill its obligations as set forth in the Trust Deed and Bylaws.

           v. The Fund has taken no action contrary to the laws, regulations and decrees set forth in sub-sections (ii), (iii) and (xii) of this Section 7 or the Trust Deed and Bylaws.

          vi. As of the signing date of this Agreement, all authorizations and consents necessary for the execution and delivery by or on behalf of LSD of this Agreement, and for the sale and delivery of the Shares hereunder, have been given, and LSD has full right, power and authority to enter into this Agreement.

         vii. Upon delivery of the Shares and payment therefor pursuant hereto, legal and valid title to fully paid Shares, non-assessable by the Fund, free and clear of all liens and encumbrances, will pass to or their clients, as the case may be. The Shares conform in all material respects to statements made in the then-current Prospectus and the issue of Shares is not subject to pre-emptive rights.

        viii. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms, conditions or provisions hereof, will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which LSD is a party or by which it, or any of the existing property of LSD is bound, or any statute or the Articles of Incorporation and Bylaws of LSD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LSD or over its properties.

          ix. LSD agrees to give prior notice to of any material change in the Trust Deed and Bylaws of the Fund, in the structure, operation or management of the Fund if and when such change would disqualify the Shares for distribution in Japan.

           x. There is no known material action, suit or proceeding pending against or affecting LSD which could result in a material adverse change in the condition, financial or otherwise, of LSD or which might materially adversely affect the assets of LSD.

          xi. The Japanese Prospectus does not contain an untrue statement of a material fact or an omission of a material fact necessary in order to make a statement therein not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the Japanese Prospectus made in reliance upon and conformity with information furnished to LSD by for use in the Japanese Prospectus.

         xii. At the time the Securities Registration Statement becomes effective and at all times during the Public Offerings, the Securities Registration Statement and the Japanese Prospectus contained therein will comply in all material respects with the requirements of Japanese law and the standards of the Japan Securities Dealers Association to the extent the same have been brought to the attention of LSD by or its counsel.

        xiii. The Fund intends to elect to be, and to qualify each year for treatment as, a regulated investment company with the meaning of
               Section 851 of Internal Revenue Code of 1986, as amended.

     (b) represents and warrants to, and covenants with LSD that:

           i. is a corporation duly organized under the laws of Japan and is duly registered with the MOF of Japan as a broker-dealer.

          ii. has full power and authority to conduct its business as described in the Japanese Securities Registration Statement, including, but not limited to, full power and authority to distribute the Shares and to take any other action and to do all acts necessary to fulfill its obligations under this Agreement.

         iii. As of the signing date of this Agreement, all authorizations and consents necessary for the execution and delivery by or on behalf of this Agreement, and for the distribution of the Shares hereunder, have been given, and has full right, power and authority to enter into this Agreement.

          iv. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms, conditions or provisions hereof, will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which is a party or by which it, or any of the existing property of is bound, or any statute or the Articles of Incorporation and Bylaws of , or any order, rule or regulation of any court or governmental agency or body having jurisdiction over or over its properties.

     Each of LSD and agrees to notify the other party if any of their respective representations, warranties or covenants set forth in this Section 7 shall no longer be true. The representations contained in this Section 7 shall survive the termination of this Agreement.

8.   Further Undertaking
     -------------------

     (a) LSD agrees to advise in writing reasonably in advance of the proposed liquidation of the Fund, if such is ever contemplated, so that may arrange for public notice thereof to be posted in a leading newspaper in Japan three (3) months prior thereto. LSD agrees to pay or cause to be paid the expenses for such public notice.

     (b) LSD shall deliver to 's counsel all sales material (excluding the Securities Registration Statement and Japanese Prospectus) relating to Shares for review prior to distribution of such materials to 's representatives or clients. LSD further agrees that it shall not distribute to 's representatives or clients any materials to which 's counsel shall reasonably and in good faith object.

     (c)  agrees:

           i. To purchase Shares only from the Trust through LSD or only from 's customers.

          ii. To purchase Shares from the Trust only for the purpose of covering purchase orders already received or for 's bona fide investment.

         iii. In each instance in which 's customer or a nominee thereof will be a shareholder of record of the Trust, to provide such customer's certified copy of the family register or resident card, and/or such other information and documents as the Trust may reasonably require for purposes of compliance with applicable tax withholding requirements, in connection with opening any shareholder account for such customer or nominee.

          iv. That will not purchase any Shares from 's customers at prices lower than the redemption or repurchase prices next quoted by the Fund. shall be permitted to sell Shares to the Fund at the applicable repurchase price.

           v. That will not intentionally withhold placing customers' orders for Shares so as to profit as a result of such withholding.

          vi. That will not make any sales of Shares to purchasers within the United States except for any sales made in conformance with the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") as though were a member of the NASD.

9.   Additional Obligations of
     --------------------------

           i. shall file with the Director of Kanto Local Finance Bureau of the Ministry of Finance of Japan such Securities Registration Statements and Japanese Prospectuses as are required by the Securities and Exchange Law and regulations of Japan, and the Registration Statement under the Law regarding Securities Investment Fund and Securities Investment Company with the Commissioner of the Financial Supervisory Agency.

          ii. shall be solely responsible for complying with all applicable tax withholding and tax reporting laws, rules and regulations applicable to with respect to each of its customers who own or purchase shares of the Fund as anticipated under this Agreement.

10.  Conditions Precedent to 's Obligation to Offer Shares in the Initial Public
     ---------------------------------------------------------------------------
     Offering
     --------

     The obligation of under this Agreement to offer Shares for the purposes of making the initial Public Offerings is subject to (1) the accuracy of the statements of an official of the Fund made pursuant to the provisions of Subparagraph (vi) herein below, and (2) the following additional conditions with respect to the Fund:

           i. On the Closing Date and the relevant Commencement Date, the Securities Registration Statement has become effective and no notice has been given of any proceeding from which an order suspending the effectiveness thereof or requiring the filing an amendment thereto may result;

          ii. On the Closing Date and the relevant Commencement Date, there shall have been delivered to the opinion of counsel for LSD, dated the Closing Date or the relevant Commencement Date in form and substance reasonably satisfactory to substantially to the effect that:

               (A) LSD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered with the SEC as a broker-dealer.

               (B) This Agreement and the Agent Agreement have been duly authorized and validly executed and constitute valid and legally binding obligations of LSD enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, composition, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally.

         iii. On the Closing Date and the relevant Commencement Date, there shall have been delivered to the opinion of counsel for the Fund, dated the Closing Date or the relevant Commencement Date in form and substance reasonably satisfactory to substantially to the effect that:

               (A) The Trust is a business trust duly organized under the laws of The Commonwealth of Massachusetts.

               (B) The Trust is duly registered with the SEC as an open-end management investment company under the 1940 Act.

               (C) The Trust and the Fund each have full power and authority to conduct its business as described in the English translation of the Japanese Securities Registration Statement and the U.S. Prospectus, including, but not limited to, full power and authority to issue and sell and repurchase the Shares and to take any other action.

               (D) A U.S. registration statement relating to the Trust is effective under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act. To the best of his knowledge and information, no proceedings for a stop order have been instituted or are pending or threatened against the Trust or Fund, and all required orders which are necessary in order to make the public offering of the Shares in Japan and consummate the sale of the Shares pursuant to this Agreement under the 1940 Act, if any, have been obtained, and all requisite legal action in the United States by the Fund, if any, for the sale of the Shares to for the Public Offering in Japan has been duly taken.

               (E) The consummation of the transactions in connection with the Public Offering, sale and repurchase of the Shares sold in Japan and the fulfillment of the terms of this Agreement and the Agent Agreement do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust's Agreement and Declaration of Trust and Bylaws or any existing applicable law, rule or regulation in the United States.

               (F) When the Fund has received consideration equal to the applicable net asset value of the Shares and such Shares have been duly issued and delivered, all the Shares so issued and sold will be validly issued and outstanding, fully paid and, except as described in the U.S. Prospectus, non-assessable by the Fund.

               (G) The statements relating to the applicable laws of the United States and the Trust's Agreement and Declaration of Trust and Bylaws contained in the Securities Registration Statement are true and accurate descriptions of the laws or documents referred to therein.

          iv. On the Closing Date and relevant Commencement Date, there shall have been delivered to the opinion of Hamada & Matsumoto, counsel for the Fund in Japan, dated the Closing Date or the relevant Commencement Date, in form and substance reasonably satisfactory to substantially to the effect that:

               (A) The form of the Securities Registration Statement is in accordance with the applicable Japanese laws and regulations.

               (B) There have been obtained on or prior to the Closing Date or the relevant Commencement Date any and all licenses or approvals necessary under the applicable laws and regulations of Japan for the offering by of the Shares for the purpose of Public Offering of Shares.

               (C) The statements with respect to Japanese laws contained in the Securities Registration Statement are true and accurate.

               (D) This Agreement and the Agent Agreement have been duly authorized and validly executed on behalf of the parties hereto and thereto and in accordance with applicable Japanese law and constitute valid, binding and enforceable agreements.

               (E) To the best of the knowledge and information of such counsel, the Securities Registration Statement as of the time of filing and at all times thereafter up to and as of the Closing Date or the relevant Commencement Date does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (F) The appointment of the legal representative in Japan in the Agent Agreement and the consent by the Fund to the jurisdiction of the courts in Japan thereunder are binding on the Fund to the extent provided therein.

           v. In rendering their respective opinions under this Agreement, counsel to the Fund and counsel to LSD may rely upon the opinions of Messrs. Hamada & Matsumoto as to matters concerning Japanese law, and Messrs. Hamada & Matsumoto may rely upon the opinions of counsel to the Fund and counsel to LSD as to matters concerning the laws of the United States.

          vi. On the Closing Date and on the relevant Commencement Date, there shall have been delivered to a certificate or certificates by duly authorized representatives of LSD, dated the Closing Date, to the effect that (A) the representations and warranties of LSD contained in Section 7 hereof are true and correct as of the Closing Date or the relevant Commencement Date, and (B) the factual representations contained in Sub-Paragraph (ii) of this Section are true and correct.

11.  Term and Termination of this Agreement
     --------------------------------------

     (a) This Agreement may be terminated by either party upon three (3) months' prior notice in writing to the other party to this Agreement, to the addresses listed herein below.

     (b) shall have the right to suspend or cancel any Public Offering by giving notice to LSD at any time prior to the Closing Date or the relevant Commencement
Date:

           i. if there shall have been, since the date as of which information is given in the Securities Registration Statement, any material adverse change in the financial or other condition of LSD or the Fund; or

          ii. if in 's good faith judgment there shall have occurred a material adverse change in national or international political, financial, economic or other conditions or any currency exchange rate which would be likely to prejudice materially the success of the proposed Public Offering by of the Shares.

     (c) This Agreement shall not be assigned by any party hereto without the consent thereto in writing of the other party hereto.

12.  Notice
     ------

     All communications and notices hereunder shall be in writing and, except as otherwise provided, shall be delivered, mailed, cabled or telexed to the following addresses:

     If to LSD:

     Loomis Sayles Distributors, L.P.
     One Financial Center
     Boston, Massachusetts 02111  USA
     Attn:  Lauren B. Pitalis

     If to :

            ----------------------------------------------
            ----------------------------------------------
            ----------------------------------------------
     Attn:  _____________________________________

13.  Applicable Laws
     ---------------

     This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, United States of America.

14.  Counterparts
     ------------

     This Agreement may be executed in counterparts by the parties.


     IN WITNESS WHEREOF, LSD and have caused their duly authorized representatives to execute this Agreement on the date and at the place stated above.


                              LOOMIS SAYLES DISTRIBUTORS, L.P.



                              By:_________________________________
                                    Lauren B. Pitalis
                                    Vice President



                              SECURITIES CO., LTD.


                              By:_________________________________